UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2021

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Saw Mill River Road, Ardsley, NY		10502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACOR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement to Sell Chelsea Assets to Catalent

On January 12, 2021, Acorda Therapeutics, Inc. (the “Company”) and Catalent Pharma Solutions, Inc. (“Catalent”) entered into an asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which the Company has agreed to sell to Catalent certain assets related to the Company’s manufacturing activities located at the facilities situated in Chelsea, Massachusetts (the “Chelsea Facility”) and Waltham, Massachusetts (the “Waltham Facility”), for a purchase price of $80 million, subject to certain adjustments, and the assumption by Catalent of certain liabilities relating to such manufacturing activities (the “Transaction”). The Company expects its net proceeds from the Transaction to be approximately $70 million, following the payment of its estimated fees and expenses, including the estimated costs of obtaining third-party consents and approvals. The Company intends to use the net proceeds received from the Transaction for general corporate purposes, which may include funding capital expenditures and the repayment of indebtedness.

Pursuant to the Asset Purchase Agreement, Catalent will assume the Company’s existing lease to the Chelsea Facility, acquire the manufacturing equipment and related manufacturing operations located at the Chelsea Facility and acquire certain assets located at the Waltham Facility, which will be transferred to the Chelsea Facility prior to the closing of the Transaction. Pursuant to the Asset Purchase Agreement, Catalent will also extend offers of employment to certain Company employees currently located at the Chelsea Facility and Waltham Facility. The closing of the Transaction is subject to customary closing conditions, including, among others, the receipt of certain third party consents and approvals. The Transaction is expected to close in the first quarter of 2021.

The Asset Purchase Agreement contains customary representations, warranties and covenants related to the transferred assets and the Transaction. Between the date of the Asset Purchase Agreement and the closing of the Transaction, the Company has agreed to use commercially reasonable efforts to operate the Chelsea Facility in the ordinary course of business consistent with past practices, taking into account changes in such operations as the Company believes necessary to comply with any applicable laws issued in response to the COVID-19 pandemic, and has agreed to certain other operating covenants with respect to the transferred assets as more fully set forth in the Asset Purchase Agreement.

The Asset Purchase Agreement includes customary termination provisions in favor of the Company, on the one hand, and Catalent, on the other hand, including if the closing of the Transaction has not occurred on or before May 12, 2021.

Both the Company and Catalent have agreed to indemnify the other party for losses arising from certain breaches of the Asset Purchase Agreement and other specified liabilities, subject to certain limitations.

In connection with the closing of the Transaction, the Company and Catalent will enter into certain additional ancillary agreements, including the manufacturing services agreement described below, a transitional services agreement and certain other customary agreements.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which will be filed as an exhibit to a future periodic or current report of the Company.

Manufacturing Services Agreement with Catalent

The manufacturing services agreement (the “Manufacturing Agreement”) provides that Catalent will agree to manufacture the Company’s product, Inbrija (levodopa inhalation powder) (the “Product”), to the Company’s specifications, and the Company will agree to purchase the Product exclusively from Catalent during the term of the Manufacturing Agreement; provided that such exclusivity requirement will not apply to Product intended for sale in China.

The Manufacturing Agreement, unless earlier terminated, will continue until December 31, 2030, and will be automatically extended for successive two-year periods unless either the Company or Catalent provides the other party with at least 18-months’ prior written notice of non-renewal. Either party may terminate the Manufacturing Agreement by written notice under certain circumstances, including material breach by the other party (subject to specified cure periods) or the insolvency of the other party. The Company may also terminate the Manufacturing Agreement upon certain specified regulatory events and for convenience upon 180 days’ prior written notice, subject to payment of a specified termination fee.

The Company will agree to purchase from Catalent at least $16 million of Product in 2021 (pro-rated for a partial year) and $18 million of Product from 2022 through 2030 (and an additional amount in the last year in the case of such a proration), subject to reduction in certain cases. The Company will be obligated to provide Catalent with a rolling 24-month forecast of production requirements, a portion of which will be considered a binding, firm order by the Company. Catalent will be required to reserve sufficient capacity for the manufacture of a specified amount of Product per year, with such capacity reservation to be reviewed on an annual basis.

In addition, the Company will grant to Catalent a non-exclusive, paid-up, royalty-free, non-transferrable, non-assignable, non-sublicensable license to certain of its intellectual property in order to enable the manufacture of the Product. Catalent will grant to the Company a worldwide, perpetual, irrevocable, non-exclusive, paid-up, royalty-free, assignable and sublicensable license to certain of its intellectual property as reasonably necessary to allow the Company to commercialize the Product.

The Manufacturing Agreement will contain customary representations, warranties and covenants, including with respect to the ownership of any intellectual property created pursuant to the Manufacturing Agreement, as well as provisions relating to ordering, payment and shipping terms, regulatory matters, reporting obligations, indemnity, confidentiality and other matters.

The foregoing description of the Manufacturing Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which will be filed as an exhibit to a future periodic or current report of the Company.

At The Market Offering Program

On January 13, 2021, the Company entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (the “Agent”) pursuant to which the Company may offer and sell from time to time to or through the Agent shares of the Company’s common stock, $0.001 par value per share (“Common Stock”).

The offer and sale of shares of Common Stock through the Agent will be made pursuant to the Registration Statement on Form S-3 (File No. 333-248738), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 17, 2020, and a related prospectus supplement filed with the SEC on the date hereof pursuant to which the Company is offering shares of its Common Stock having an aggregate offering price of up to $15,250,000.

Under the ATM Agreement, the Company may offer and sell shares of Common Stock through the Agent by any method deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on or through The Nasdaq Global Select Market, sales made to or through a market maker other than on an exchange or otherwise, directly to the Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If the Company elects to utilize the ATM Agreement, the Agent would be obligated to use commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such shares in accordance with the Company’s instructions (including as to price, time or size limit or other parameters or conditions the Company may impose). The Company will pay the Agent a commission of 3.0% of the gross sales price of any shares of Common Stock sold under the ATM Agreement. The Company has also provided the Agent with customary indemnification rights and has agreed to reimburse the Agent for certain specified expenses up to $50,000 plus up to $2,500 per quarter while the ATM Agreement remains in effect.

The Company is not obligated to sell, and the Agent is not obligated to buy or sell, any shares of Common Stock under the ATM Agreement. Neither the Company nor the Agent can provide any assurance that the Company will sell any shares under the ATM Agreement, or, if sold, as to the price or amount of shares that may be sold or the dates when such sales may take place. The Company or the Agent may terminate the ATM Agreement by providing notice to the other party.

The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Covington & Burling LLP relating to the Common Stock being offered pursuant to the ATM Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.02	Results of Operations and Financial Condition.

On January 13, 2021, the Company issued a press release announcing its entry into the Asset Purchase Agreement, the corporate restructuring described in Item 2.05 below and certain preliminary financial information regarding the Company’s fourth quarter and full-year 2020 financial performance, its financial condition as of December 31, 2020 and financial guidance for 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information under the headings “Expected Fourth Quarter and 2020 Financial Performance,” “2021 Expense Guidance,” “Non-GAAP Financial Measures” and “Preliminary Financial Information” are incorporated by reference herein.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles. All financial information in the press release as of and for the year ended December 31, 2020 is preliminary, as financial close procedures for the year ended December 31, 2020 are not yet complete. These estimates are not a comprehensive statement of the financial condition and results of operations of the Company as of and for the year ended December 31, 2020. Actual results may differ materially from these estimates as a result of the completion of normal year-end accounting procedures and adjustments, including the performance of the Company’s internal control over financial reporting, the completion of the preparation and management’s review of the Company’s financial statements as of and for the year ended December 31, 2020 and the subsequent occurrence or identification of events prior to the filing of the financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 12, 2021, the Company announced a corporate restructuring (the “Restructuring”) to reduce costs and focus its resources on Inbrija. As part of the Restructuring, the Company is reducing headcount by approximately 16% through a reduction in force (excluding the employees that are expected to transfer to Catalent at the closing of the Transaction). All of the reduction in personnel will take place in the first quarter of 2021. As a result, the Company expects to realize estimated annualized cost savings related to headcount reduction of approximately $6 million beginning in the second quarter of 2021. The Company estimates that it will incur approximately $3.2 million of pre-tax charges, substantially all of which will be cash expenditures, for severance and other employee separation-related costs in the first quarter of 2021.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 12, 2021, the Company’s Board of Directors amended and restated the Company’s Amended and Restated Bylaws, dated December 15, 2011 (as amended and restated, the “Bylaws”). The Bylaws were amended to adopt new Section 5.5, which contains an exclusive forum clause providing that (A) the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings for (i) any derivative action or proceeding brought on the Company’s behalf; (ii) any action asserting a breach of a fiduciary duty; (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Company’s Certificate of Incorporation or Bylaws; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Company’s Certificate of Incorporation or Bylaws, including any right, obligation or remedy thereunder; or (v) any action asserting a claim governed by the internal affairs doctrine, and (B) the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933. The Bylaws also contain additional changes to clarify the voting standard applicable to adjournments of meetings of stockholders and to facilitate holding virtual meetings of stockholders.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On January 13, 2021, the Company issued a press release announcing its entry into the Asset Purchase Agreement, the Restructuring and certain preliminary financial information regarding the Company’s fourth quarter and full-year 2020 financial performance, its financial condition as of December 31, 2020 and financial guidance for 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	At The Market Offering Agreement, dated January 13, 2021, between Acorda Therapeutics, Inc. and H.C. Wainwright & Co., LLC.

3.1	Amended and Restated Bylaws of Acorda Therapeutics, Inc., dated January 12, 2021.

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).

99.1	Press release dated January 13, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

January 13, 2021	By:	/s/ David Lawrence
	Name:	David Lawrence
	Title:	Chief, Business Operations and Principal Accounting Officer